UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 27, 2012

FIRSTBANK CORPORATION
(Exact Name of Registrant as Specified in Charter)

Michigan	000-14209	38-2633910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Woodworth Avenue Alma, Michigan		48801
(Address of principal executive office)		(Zip Code)

Registrant's telephone number, including area code: (989) 463-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01 Regulation FD Disclosure

On June 28, 2012, the United States Department of the Treasury announced that it priced its secondary public offering of 33,000 shares of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”) it holds in Firstbank Corporation (the “Company”) at $941.01 per share. The Company has been notified that it has successfully bid for the purchase of 16,000 shares of the Preferred Stock for a total purchase price of $15,056,160. The closing of the offering is expected to occur on or about July 3, 2012, subject to customary closing conditions.

As a result of its successful bid in the offering, upon settlement of the transaction, the Company will retire 16,000 shares out of the original 33,000 of shares of Preferred Stock issued to the United States Department of the Treasury.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 29, 2012	FIRSTBANK CORPORATION
(Registrant)

	By:	/s/ Samuel G. Stone
Samuel G. Stone
Executive Vice President and CFO

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